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                                                                     Exhibit 1.1

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The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

                                 [Company Logo]
                   CHINA EASTERN AIRLINES CORPORATION LIMITED
               (A joint stock limited company incorporated in the
               People's Republic of China with limited liability)

                                  ANNOUNCEMENT

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The board of directors of China Eastern Airlines Corporation Limited will, at a board meeting to be held on 29th April, 2003, review and reconsider its recommendation to distribute a final dividend of RMB0.02 per share for the financial year ended 31st December, 2002.
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Reference is made to the 2002 annual results announcement dated 7th April, 2003 issued by China Eastern Airlines Corporation Limited (the "Company"), and the Company's announcement dated 16th April, 2003.

In view of the recent outbreak of atypical pneumonia in Hong Kong and the Far East region, and its possible significant impact on the financial performance of the Company, the board of directors of the Company (the "Board") will, at a Board meeting of the Company to be held in the morning of 29th April, 2003, review and reconsider its recommendation to distribute a final dividend of RMB0.02 per share for the financial year ended 31st December, 2002. The Company will, immediately after the Board meeting, inform the Hong Kong Stock Exchange of the decision of the Board, and will issue an announcement to inform its shareholders and the investors on the Board's decision as soon as practicable. Shareholders of the Company shall exercise caution when dealing in its shares.

                                                By Order of the Board
                                     CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                     LUO ZHUPING
                                                  Company Secretary

Shanghai, the People's Republic of China
28th April, 2003
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